EXHIBIT 12

                                      WEINGARTEN REALTY INVESTORS
                      COMPUTATION OF RATIOS OF EARNINGS AND FUNDS FROM OPERATIONS
                           TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                        (AMOUNTS IN THOUSANDS)



                                                          Three Months Ended       Six Months Ended
                                                                June 30,               June 30,
                                                        -----------------------  ---------------------
                                                           2001         2000       2001        2000
                                                        -----------  ----------  ---------  ----------
Net income available to common shareholders             $   20,971   $   14,968  $ 41,363   $   29,409

Add:
Portion of rents representative of the interest factor         220          216       471          433
Interest on indebtedness                                    14,522       10,426    25,395       20,472
Preferred dividends                                          5,010        5,010    10,020       10,020
Amortization of debt cost                                      249          116       562          202
                                                        -----------  ----------  ---------  ----------
    Net income as adjusted                              $   40,972   $   30,736  $ 77,811   $   60,536
                                                        ===========  ==========  =========  ==========

Fixed charges:
Interest on indebtedness                                $   14,522   $   10,426  $ 25,395   $   20,472
Capitalized interest                                         2,355        1,015     4,336        1,625
Preferred dividends                                          5,010        5,010    10,020       10,020
Amortization of debt cost                                      249          116       562          202
Portion of rents representative of the interest factor         220          216       471          433
                                                        -----------  ----------  ---------  ----------
    Fixed charges                                       $   22,356   $   16,783  $ 40,784   $   32,752
                                                        ===========  ==========  =========  ==========

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS                               1.83         1.83      1.91         1.85
                                                        ===========  ==========  =========  ==========


Net income available to common shareholders             $   20,971   $   14,968  $ 41,363   $   29,409
Depreciation and amortization                               16,714       13,122    32,387       26,226
Gain on sales of property                                     (674)                (4,984)
                                                        -----------  ----------  ---------  ----------
    Funds from operations                                   37,011       28,090    68,766       55,635

Add:
Portion of rents representative of the interest factor         220          216       471          433
Preferred dividends                                          5,010        5,010    10,020       10,020
Interest on indebtedness                                    14,522       10,426    25,395       20,472
Amortization of debt cost                                      249          116       562          202
                                                        -----------  ----------  ---------  ----------
    Funds from operations as adjusted                   $   57,012   $   43,858  $105,214   $   86,762
                                                        ===========  ==========  =========  ==========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS                         2.55         2.61      2.58         2.65
                                                        ===========  ==========  =========  ==========


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